Schedule to Exhibit 10.7

One executive's employment agreement differs from the form of agreement attached as Exhibit 10.7 in the following respects:

     1. In Section 2 of such agreement, the Employment Term is defined as a three-year period beginning on the Commencement Date rather than a two-year period.

     2.   Sections 7(b) and 7(c) of such agreement read as follows:

  (b) The Company shall pay to Employee on the Termination Date a lump sum cash amount equal to Employee's monthly salary at the highest rate in effect at any time between the Commencement Date and the Termination Date multiplied by thirty-six.

     (c) The Company shall pay to Employee on the Termination Date a lump
     sum cash amount equal to 1/12 of Employee's   target bonus   for the
     then-current fiscal year under the Company's Executive Performance-Based Bonus Plan (or any replacement or successor plan then in effect), multiplied by thirty-six.

     3.   Section 21 of such agreement reads as follows:

       Post Employment Term Change in Control. In the event a Change in Control occurs after the end of the Employment Term but at a time when Employee is still employed by the Company, and if, within eighteen months after the occurrence of such Change in Control, Employee's employment is terminated by the Company Without Cause or is terminated by Employee for Good Reason, then Employee shall be entitled to receive the following payments and benefits:

          (a) The Company shall pay to Employee on the Termination Date
     (i) the full base salary earned by Employee through the Termination Date and unpaid at the Termination Date, plus (ii) credit for any vacation earned by Employee but not taken at the Termination Date, plus (iii) all other amounts earned by Employee and unpaid as of the Termination Date.

          (b) The Company shall pay to Employee on the Termination Date a lump sum cash amount equal to Employee's monthly salary at the highest rate in effect at any time between the Commencement Date and the Termination Date multiplied by the greater of (i) twelve or (ii) the number of months remaining until the Completion Date, including partial months.

          (c) The Company shall pay to Employee on the Termination Date a
     lump sum cash amount equal to 1/12 of Employee's   target bonus   for
     the then-current fiscal year under the Company's Executive Performance-Based Bonus Plan (or any replacement or successor plan then in effect), multiplied by the greater of (i) twelve or (ii) the number of months (including partial months) remaining until the Completion Date.

          (d) The Company shall maintain in full force and effect for Employee's continued benefit until the earlier of (i) the Completion date or twelve months from the Termination Date, whichever is later, or (ii) Employee's similar coverage by a new employer, all life insurance, medical, dental, and disability plans, programs or arrangements in which Employee was entitled to participate immediately prior to the Termination Date, provided that Employee's continued participation is possible under the terms and provisions of such plans, programs or arrangements. In the event that Employee's participation in any such plan, program or arrangement is barred by the terms thereof, the Company shall arrange to provide Employee with benefits substantially similar to those which Employee would otherwise be entitled to receive under such plans, programs or arrangements.
     Any continuation of benefits under this Section 21(d) shall not be counted towards the benefits extension period mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985.

     Employee shall not be required to mitigate the amount of any payment provided for in this Section 21 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this
     Section 21 be reduced by any compensation or other amounts paid to or earned by Employee as the result of employment by another employer after the Termination Date or otherwise. For purposes hereof, the term Completion Date as used in this Section 21 shall be deemed to be the last day of such eighteen-month period.